As filed with the Securities and Exchange Commission on May 27, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LOGITECH INTERNATIONAL S.A.

(Exact name of Registrant as specified in its charter)

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(510) 795-8500

(Address, including zip code, of Registrant’s principal executive offices)

Logitech International S.A. 2006 Stock Incentive Plan

(Full title of the plan)

Erik Bardman

Senior Vice President, Finance and Chief Financial Officer

Logitech International S.A.

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(510) 795-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Registered Shares, par value of CHF 0.25 each	3,500,000	$13.66	$47,810,000	$3,408.85

(1)	This Registration Statement shall also cover any additional shares which become issuable under the 2006 Stock Incentive Plan by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Logitech International S.A. The shares under the 2006 Stock Incentive Plan will be treasury shares currently held by the Registrant, shares to be repurchased by the Registrant or will be issued from conditional shares approved by the Registrant’s shareholders.
(2)	Calculated solely for the purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s shares as reported on The Nasdaq Global Select Market on May 25, 2010.

LOGITECH INTERNATIONAL S.A.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTUCTION E

This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering additional Registered Shares of Logitech International S.A. (the “Registrant”) to be issued pursuant to the Registrant’s 2006 Stock Incentive Plan, as amended. Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-140429) filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2007 are incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 filed with the Commission on May 27, 2010 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)	The description of the Registrant’s shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 5, 1997, together with Amendment No.1 on Form 8-A filed with the Commission on November 29, 2006, and including any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit	Incorporated by Reference
		Form	File No.	Filing Date	Exhibit No.	Filed Herewith

5.1	Opinion and consent of Lenz & Staehelin					X

10.1	Logitech International S.A. 2006 Stock Incentive Plan, as amended and restated effective September 1, 2009	8-K	0-29174	9/3/2009	10.2

10.2	Representative form of performance restricted stock unit agreement	10-K	0-29174	6/1/2009	10.3

10.3	Representative form of stock option agreement (non-executive board members)	10-Q	0-29174	11/4/2009	10.1

10.4	Representative form of stock option agreement (employees)	10-Q	0-29174	11/4/2009	10.2

10.5	Representative form of restricted stock unit agreement (non-executive board members)	10-Q	0-29174	11/4/2009	10.3

10.6	Representative form of restricted stock unit agreement (executives)	10-Q	0-29174	11/4/2009	10.4

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 27, 2010

LOGITECH INTERNATIONAL S.A.

By:	/S/ GERALD P. QUINDLEN
Gerald P. Quindlen
President and Chief Executive Officer

By:	/S/ ERIK BARDMAN
Erik Bardman
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald P. Quindlen and Erik Bardman, and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GERALD P. QUINDLEN Gerald P. Quindlen	President and Chief Executive Officer (Principal Executive Officer)	May 27, 2010

/S/ ERIK BARDMAN Erik Bardman	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2010

/S/ DANIEL BOREL Daniel Borel	Director	May 27, 2010

/S/ MATTHEW BOUSQUETTE Matthew Bousquette	Director	May 27, 2010

/S/ ERH-HSUN CHANG Erh-Hsun Chang	Director	May 27, 2010

/S/ KEE-LOCK CHUA Kee-Lock Chua	Lead Independent Director	May 27, 2010

/S/ SALLY DAVIS Sally Davis	Director	May 27, 2010

/S/ GUERRINO DE LUCA Guerrino De Luca	Chairman	May 27, 2010

/S/ RICHARD LAUBE Richard Laube	Director	May 27, 2010

/S/ ROBERT MALCOLM Robert Malcolm	Director	May 27, 2010

/S/ MONIKA RIBAR Monika Ribar	Director	May 27, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit	Incorporated by Reference
		Form	File No.	Filing Date	Exhibit No.	Filed Herewith

5.1	Opinion and consent of Lenz & Staehelin					X

10.1	Logitech International S.A. 2006 Stock Incentive Plan, as amended and restated effective September 1, 2009	8-K	0-29174	9/3/2009	10.2

10.2	Representative form of performance restricted stock unit agreement	10-K	0-29174	6/1/2009	10.3

10.3	Representative form of stock option agreement (non-executive board members)	10-Q	0-29174	11/4/2009	10.1

10.4	Representative form of stock option agreement (employees)	10-Q	0-29174	11/4/2009	10.2

10.5	Representative form of restricted stock unit agreement (non-executive board members)	10-Q	0-29174	11/4/2009	10.3

10.6	Representative form of restricted stock unit agreement (executives)	10-Q	0-29174	11/4/2009	10.4

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X